UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2014

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of	(IRS Employer
Incorporation)	Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 27, 2014, Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”) issued a press release announcing the closing of the previously disclosed private placement of 16,684,139 shares of common stock, par value $0.10 per share (“Common Stock”) of the Company (the “Shares”) at a purchase price per Share equal to $74.98 to Atlantic Industries, a company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of The Coca-Cola Company, a Delaware corporation.  The sale of the Shares was effected pursuant to the Common Stock Purchase Agreement, dated February 5, 2014 (the “SPA”) by and between the Company and Atlantic Industries.  The execution of the SPA was previously reported by the Company in its Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 6, 2014, and the full text of the SPA was filed as Exhibit 10.1 thereto.  The press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K (including the exhibit attached hereto) is “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless we specifically incorporate it in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press release issued on February 27, 2014 announcing the closing of the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer and Treasurer

Date: February 27, 2014

Index to Exhibits

Exhibit No.	Description

99.1	Press release issued on February 27, 2014 announcing the closing of the private placement.